EXHIBIT 23.2


                     CONSENT OF COOPERS & LYBRAND L.L.P.

We consent to the incorporation by reference in this Current Report on Form 8-K of First Charter Corporation of our report dated February 3, 1995 on our audit of the consolidated financial statements of Bank of Union, as of December 31, 1994 and for the year then ended, as included in its 1994 Annual Report on Form F-2, which is included as Exhibit 99.11 to First Charter Corporation's Registration Statement on Form S-4 (Registration No. 33-63157).



                                           COOPERS & LYBRAND L.L.P.
Charlotte, North Carolina
January 4, 1996